Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—June 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	16.31%	16.31%	16.31%	16.31%	16.32%
Less: Coupon	2.71%	3.07%	2.80%	2.65%	2.63%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.30%	5.30%	5.30%	5.30%	5.30%
Excess Spread (1):
June-08	6.80%	6.44%	6.71%	6.86%	6.89%
May-08	6.73%	6.79%	6.64%	6.79%	6.81%
April-08	6.60%	6.65%	6.50%	6.66%	6.67%
Three Month Average Excess Spread	6.71%	6.63%	6.62%	6.77%	6.79%

Delinquency:
30 to 59 Days	0.91%	0.91%	0.91%	0.91%	0.91%
60 to 89 Days	0.68%	0.68%	0.68%	0.68%	0.68%
90+ Days	1.69%	1.69%	1.69%	1.69%	1.69%
Total	3.28%	3.28%	3.28%	3.28%	3.28%

Principal Payment Rate	17.31%	17.31%	17.31%	17.31%	17.31%